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CONSENT OF INDEPENDENT AUDITORS



We consent to the use and incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this Registration Statement No. 333-90938 on Form N-14 ("N-14 Registration Statement") of our report dated June 10, 2002 for Morgan Stanley Limited Duration Fund relating to the April 30, 2002 financial statements appearing in the 2002 Annual Report to Shareholders of Morgan Stanley Limited Duration Fund and our report dated December 11, 2001 for Morgan Stanley North American Government Income Trust relating to the October 31, 2001 financial statements appearing in the 2001 Annual Report to Shareholders of Morgan Stanley North American Government Income Trust, which accompany and are incorporated by reference in the N-14 Registration Statement. We also consent to the references to us under the heading "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Financial Highlights," "Custodian and Independent Auditors" and "Experts" in each Fund's Prospectus and Statement of Additional Information dated June 28, 2002 for Morgan Stanley Limited Duration Fund and December 31, 2001 for Morgan Stanley North American Government Income Trust, all of which accompany the N-14 Registration Statement.




Deloitte & Touche LLP
New York, New York
July 12, 2002